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                                   AMENDMENT NO. 1
                            TO THE FLEMING COMPANIES, INC.
                                1990 STOCK OPTION PLAN


           WHEREAS, Fleming Companies, Inc. (the "Company") presently has in existence the Fleming Companies, Inc. 1990 Stock Option Plan (the "Plan"); and

           WHEREAS, the Board of Directors believes that the Plan should be amended to provide the Compensation and Organization Committee flexibility with respect to the extension of time periods for the exercise of nonqualified stock options after termination of employment of participants; and

           WHEREAS, the Board of Directors of the Company has authorized and approved this Amendment No. 1 to the Plan at its meeting held on November 30, 1998;

           NOW, THEREFORE, the Plan is hereby amended as follows:

     1. SECTION 2.1(a). Section 2.1(a) of the Plan is hereby amended to delete it in its entirety and replace it with the following:

           "Stock Options shall be granted by the Committee on the terms and conditions determined by the Committee. The Committee shall have the discretion to fix the period (the "Option Period") during which any Stock Option may be exercised. Stock Options shall not be transferable except by will or by the laws of descent and distribution. Stock Options shall be exercisable only by the Participant while actually employed by the Company or a subsidiary, except that the Committee may, in its sole discretion, permit a Participant whose employment with the Company or a subsidiary has terminated, or his personal representative in the case of the death of a Participant, to exercise any Stock Option which is otherwise exercisable at any time specified by the Committee following such date of termination."

     2. SECTION 2.1(c). Section 2.1(c) of the Plan is hereby amended to delete it in its entirety and replace it with the following:

           "The Committee, in its sole discretion, may permit a Participant whose employment with the Company or a subsidiary is terminated, or his personal representative in the case of his

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           death, to exercise all or any part of the shares subject to Stock
           Options on the date of the Participant's death or termination, notwithstanding the fact that all installments, if any, with respect to such Stock Options had not accrued on such date, provided that the Committee, in its sole discretion, shall determine the time period following the date of termination for such exercise.

           Except as provided in this Amendment No. 1, in all other respects the Plan is hereby ratified and confirmed. The effective date of this Amendment No. 1 shall be November 30, 1998 and it shall be effective only for nonqualified stock options granted pursuant to the Plan on or after that date.






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